EMPLOYMENT AGREEMENT

      THIS AGREEMENT dated as of December 1, 2005, is made and entered into between THE JACKSON RIVERS COMPANY, INC., a Florida corporation (the "Company"), and James E. Nelson, a resident of Houston, Texas (the "Executive"). The Company and the Executive agree as follows:

ARTICLE 1

                        EMPLOYMENT, DUTIES AND ACCEPTANCE

      1.1 Employment by the Company. The Company agrees to employ the Executive as the President and Chairman of the Board of Directors of the Company for the duration of the Employment Term (as defined in Section 2 below), to render such services and to perform such duties as are normally associated with and inherent in the executive capacity in which the Executive will be serving, as well as such other duties, which are not inconsistent with the Executive's position as an executive of the Company.

      1.2 Acceptance of Employment by the Executive. The Executive accepts such employment for the Employment Term and agrees to render the services required of him under Section 1.1. During the Employment Term, the Executive shall devote his full business time, attention and energy to the business of the Company and the performance of his duties under this Agreement. The foregoing shall not, however, prohibit the Executive from making and managing personal investments, or from engaging in civic or charitable activities that do not materially impair the performance of his duties under this Agreement. If appointed or elected, as applicable, the Executive also shall serve during all or any part of the Employment Term as any other officer and/or as a director of the Company or any of its subsidiaries or affiliates, without any additional compensation other than that specified in this Agreement.

      1.3 Place of Performance. The Executive shall be based in Houston, Texas and nothing in this Agreement shall require the Executive to relocate his base of employment or principal place of residence from Houston, Texas.

      1.4 Termination of Existing Contracts. The Executive agrees that all other agreements and contracts, whether written or oral, relating to the employment of the Executive by the Company shall be terminated effective as of the commencement of the Employment Term.

ARTICLE 2

                                 EMPLOYMENT TERM

      2.1 Initial Term. The term of the Executive's employment under this Agreement (the "Employment Term") shall commence on the date that the transactions contemplated under that certain Plan and Agreement of Merger (the "Merger") dated as of the date hereof by and among the Company and Diverse Networks, Inc., a Texas corporation, and other parties thereto are consummated (the "Commencement Date"), and shall continue through and expire on December 31, 2008 (the "Expiration Date"), unless earlier terminated as provided in this Agreement.

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                                   ARTICLE 3

                         COMPENSATION AND OTHER BENEFITS

      3.1 Annual Salary. As compensation for services to be rendered under this Agreement, the Company shall pay the Executive a starting salary (the "Annual Salary") at a rate of $120,000 per annum for the remaining portion of 2005 and for 2006; $126,000 per annum for fiscal year 2007; and $132,300 per annum for fiscal year 2008. The Executive shall also be eligible to receive such other compensation, whether in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, restricted stock awards or otherwise (collectively, the "Additional Compensation"), as the Board (or any committee of the Board) may, in its discretion, approve. The Annual Salary and the Additional Compensation shall be payable in accordance with the applicable payroll and/or other compensation policies and plans of the Company as in effect from time to time during the Employment Term, less such deductions as shall be required to be withheld by applicable law and regulations.

      3.2 Participation in Employee Benefit Plans. The Executive shall be permitted, during the Employment Term, if and to the extent he meets and continues to meet all applicable eligibility requirements, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other "fringe benefits" of the Company.

      3.3 Executive Support. The Company shall provide to the Executive office facilities, furniture and equipment, secretarial and support personnel and other management level support services as the Executive shall reasonably require in connection with the performance of his duties under this Agreement.

      3.4 Reimbursement of Business Expenses. The Executive may incur reasonable, ordinary and necessary business expenses in the course of the performance of his duties under this Agreement, including expenses for travel, food and entertainment. The Company shall reimburse the Executive for all such business expenses if (a) the expenses are incurred by the Executive in accordance with the Company's business expense reimbursement policy, if any, as may be established and modified by the Company from time to time, and (b) the Executive provides to the Company a record of and appropriate receipts for (i) the amount of the expense, (ii) the date, place and nature of the expense, (iii) the business reason for the expense and (iv) the names, occupations and other data concerning individuals entertained sufficient to establish their business relationship to the Company.

      3.5 Options. Executive shall receive options to purchase 2,000,000 shares of the Common Stock of the Company at an exercise price of $0.015 per share. Such options shall vest over three (3) years from and after the Commencement Date, with 50% vesting after the expiration of the first anniversary of the Commencement Date, an additional 25% vesting on the second anniversary of the Commencement Date, and the final 25% vesting on the third anniversary of the Commencement Date. Such options shall otherwise be subject to the terms and conditions of any stock option plan adopted by the Company relating to such options, and shall in any event fully vest in the even the Company terminates the Executive other than for "Cause" or if there is a "Change in Control" (as defined in Section 4.4).


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                                   ARTICLE 4

                                   TERMINATION

      4.1 Termination upon Death. If the Executive dies during the Employment Term, this Agreement shall terminate, except that the Executive's legal representatives, successors, heirs or assigns shall be entitled to receive the Annual Salary, the Additional Compensation and other accrued benefits, if any, earned up to the date of the Executive's death; provided that, if any Additional Compensation or other benefits are governed by the provisions of any written employee benefit plan or policy of the Company, any written agreement contemplated thereunder or any other separate written agreement entered into between the Executive and the Company, the terms and conditions of such plan, policy or agreement shall control in the event of any discrepancy or conflict with the provisions of this Agreement regarding such Additional Compensation or other benefit upon the death, termination or disability of the Executive.

      4.2 Termination for Cause. At any time during the Employment Term, the Company shall have the right, exercisable by serving notice effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive for Cause. If such right is exercised, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, Additional Compensation and other benefits, if any, accrued up to the effective date specified in the Company's notice of termination (which date shall not be retroactive). As used in this Section 4.2 and elsewhere in this Agreement, the term "Cause" shall mean that a majority of the Board shall have determined that (a) the Executive has willfully and persistently failed or refused to follow the reasonable policies and directives established by the Board and such failure or refusal continues for ten (10) days after notice from the Company, (b) the Executive has wrongfully misappropriated money or other assets or properties of the Company or any subsidiary or affiliate of the Company, (c) the Executive has been convicted of any felony or other serious crime, or (d) the Executive's employment performance has been substantially impaired by chronic alcoholism or drug addiction.

      4.3 Termination upon Disability. If during the Employment Term the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States, so that the Executive is unable to substantially perform his services hereunder for a period of six consecutive months, the Company may at any time after the last day of the six consecutive months of disability, by written notice to the Executive, terminate the Executive's employment hereunder. If such right is exercised, the Company shall continue to pay to the Executive at each pay period the amount of Annual Salary in effect at the date of termination of his employment for the remainder of the Employment Term.


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

      4.4 Termination Other than for "Cause" or a "Change in Control". At any time during the Employment Term, if the Company terminates the Executive without "Cause", or if there is a "Change in Control" which would result in the termination or significant diminution of the Executive's job responsibilities, then the Company shall be obligated to pay to the Executive (i) a lump sum payment equal to two (2) years' worth of salary/bonus and the continuation of the Executive's health insurance and other insurance and benefits for a period of three (3) year(s) (the "Severance Payment"), and (iii) any unpaid Additional Compensation accrued up to the effective date specified in the Company's notice of termination in accordance with the Company's benefit plans or restricted share agreement pursuant to which such Additional Compensation was issued. As used herein, the term "Change in Control" shall mean mean (i) a sale of substantially all of the assets of the Company, (ii) a transaction or series of related transactions in which a person, or group of related persons, acquires from the stockholders of the Company shares representing fifty percent (50%) or more of the outstanding voting power of the Company, or (iii) a merger, consolidation, or reorganization pursuant to which there is a sale of substantially all the assets of the Company or in which a person, or group of related persons, acquires from the stockholders of the Company shares representing fifty percent (50%) or more of the outstanding voting power of the Company. For purposes hereof, the term "Change in Control" shall not include any transaction that does not result in a change in the majority of the Board of Directors of the Company.

      4.5 Voluntary Termination. At any time before the Employment Term expires, the Executive shall have the right, exercisable by serving notice effective in accordance with its terms, to resign and terminate the Executive's employment under this Agreement. If such right is exercised, the Company's obligation to the Executive shall be limited to the payment of any unpaid Annual Salary, if any, accrued up to the effective date specified in the Executive's letter of resignation (which date shall not be retroactive). Any Additional Compensation earned by the Executive shall be payable under the terms of the Company's benefit plans or restricted share agreement pursuant to which such Additional Compensation was issued.

                                   ARTICLE 5

                                OTHER PROVISIONS

      5.1 Notices. Any notice or other communication required or permitted hereunder t 6 0 shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:


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

                  if to the Company, to:

                        The Jackson Rivers Company, Inc.
                        5520 Wellsley Street, Suite 109
                        La Mesa, CA 91942

                  if to the Executive, to:

                        James E. Nelson
                        39 Gallant Oak Pl.
                        The Woodlands, TX 77381

      Either party may change its address for notice hereunder by notice to the other party.

      5.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements, written or oral, with respect thereto; provided that nothing herein shall in any way limit the obligation, rights or liabilities of the parties under any written stock option agreement separately entered into by the parties.

      5.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      5.4 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without reference to principles governing choice or conflicts of law.

      5.5 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party, except that the Company may assign this Agreement to any of its subsidiaries or affiliates without the Executive's consent provided such assignment does not diminish any of the Executive's benefits or rights, or increase in any material respect any of the Executive's obligations, hereunder.

      5.6  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  [Signature appears on the following page.]

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      WITNESS  WHEREOF,  the parties have executed this Agreement as of the date and year first above written.

                                        THE JACKSON RIVERS COMPANY, INC.
                                        A Florida corporation

                                        By:/s/ Jeffrey Flannery
                                        Name:  Jeffrey Flannery
                                        Title:  Chief Executive Officer

                                        EXECUTIVE:

                                        James E. Nelson
                                        --------------------------------------
                                          James E. Nelson